SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.__)
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Section 240.14a-12

GIBRALTAR STEEL CORPORATION ___________________________________________________________________________ (Name of Registrant as Specified In Its Charter)
____________________________________________________________________________ (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

GIBRALTAR STEEL CORPORATION
3556 Lake Shore Road
PO Box 2028
Buffalo, New York 14219-0228
____________________________________________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 26, 2004
____________________________________________________

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Gibraltar Steel Corporation, a Delaware corporation (the "Company"), will be held at the Company's offices, 3556 Lake Shore Road, Buffalo, New York, on October 26, 2004, at 2:00 p.m., local time, for the following purpose:

To consider and take action upon the proposed amendment of the Certificate of Incorporation of the Company to amend the name of the Company to Gibraltar Industries, Inc.

The Board of Directors has fixed the close of business on September 3, 2004, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting.

Stockholders who do not expect to attend the meeting in person are urged to vote, sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose.

JOHN E. FLINT
Secretary
Dated:  September 23, 2004

GIBRALTAR STEEL CORPORATION
3556 Lake Shore Road
PO Box 2028
Buffalo, New York 14219-0228

PROXY STATEMENT
_________________________________________________

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation by the Board of Directors of Gibraltar Steel Corporation, a Delaware corporation (the "Company"), of proxies to be voted at a Special Meeting of Stockholders to be held at the Company's offices, 3556 Lake Shore Road, Buffalo, New York, on October 26, 2004 at 2:00 p.m., local time, and at any adjournment or adjournments thereof. The close of business on September 3, 2004, has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting. At the close of business on September 3, 2004 the Company had outstanding 19,738,738 shares of common stock, $.01 par value per share ("Common Stock"), the holders of which are entitled to one vote per share on each matter properly brought before the Special Meeting. This Proxy Statement and the accompanying form of proxy are first being sent or given to stockholders on or about September 23, 2004.

The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to the use of the mail, proxies may be solicited by personal interviews and telephone by Directors, officers and employees of the Company. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

The shares represented by all valid proxies in the enclosed form will be voted if received in time for the Special Meeting in accordance with the specifications, if any, made on the proxy card. If no specification is made, the proxies will be voted FOR the approval of the amendment of the Company's Certificate of Incorporation changing the Company's name to Gibraltar Industries, Inc. as described in this Proxy Statement.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting will constitute a quorum. The proposal submitted to the stockholders requires the affirmative vote of holders of a majority of the votes present at the meeting, in person or by proxy, entitled to vote. With respect to the proposals to be voted upon: (i) if a stockholder specifies an abstention from voting on a proposal, such shares are considered present at the meeting for such proposal but, since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal, and (ii) shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters will be considered to be voted only as to those matters actually voted, and will not have the effect of either an affirmative or negative vote as to the matters with respect to which a beneficial holder has not provided voting instructions.

The execution of a proxy will not affect a stockholder's right to attend the Special Meeting and to vote in person. A stockholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Special Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

PROPOSAL 1
AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
CHANGING ITS NAME TO GIBRALTAR INDUSTRIES, INC.

On August 19, 2004, the Board of Directors approved an amendment to the Company's Certificate of Incorporation (the "Amendment"), which provides for the name of the company to be changed from Gibraltar Steel Corporation to Gibraltar Industries, Inc. The Board of Directors is seeking stockholder approval of the Amendment.

The Company seeks stockholder approval to amend its Certificate of Incorporation to change its name from Gibraltar Steel Corporation to Gibraltar Industries, Inc.  The primary reasons for the proposed name change are to best clarify the identity of the Company, to recognize the fact that the Company has grown into a substantially larger, more diverse enterprise than it was originally and to more accurately represent the strategic objectives of the Company moving forward.

The Gibraltar Steel Corporation of today is a very different company from the steel and metal processor it was at the time of its initial public offering nearly eleven years ago. Gibraltar today is an expanded and diversified group of companies and businesses.  It operates in three segments: Building Products, Processed Steel Products and Heat Treating. Its wide array of products and services encompass much more than the steel processing that originally served as the core competency of the Company.  In fact, the steel processing portion of the business comprised only about 35% of the Company's net sales in 2003.

Paramount to the new name is the accurate reflection of the Company's strategic objective to enhance its position as a manufacturer, processor and provider of high value-added, high-margin products and services in all of its existing operations, as well as through expansion into new areas and businesses. The Company's vision for its continued evolution and growth is not limited to the exploration of opportunities solely in the steel and metal industry. The Company believes its new name will best represent the status of the Company today, and its vision for the future.

The Company will not be changing its NASDAQ listing "Rock" because it exemplifies strength, excellence and stability, qualities the Company believes are part of both its history and its future.

A copy of the proposed amendment to the articles of incorporation is attached as Exhibit A to this proxy statement.

While the Company anticipates that the proposed amendment to the articles of incorporation will be filed if approved by the stockholders of the Company, the board of Directors has reserved the right to abandon such action in its discretion without further action by the stockholders.

The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the meeting is required to approve the Amendment.

The Board of Directors recommends a vote "FOR" Proposal 1.

OTHER MATTERS

The Company's management does not presently know of any matters to be presented for consideration at the Special Meeting other than the matters described in the Notice of Special Meeting. However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of September 3, 2004 (except as otherwise noted) with respect to all stockholders known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock, each Director, the Chief Executive Officer, the four most highly compensated officers in addition to the Chief Executive Officer as of December 31, 2003 and any officer who would have been among such most highly compensated officers if he had been employed on December 31, 2003 and all executive officers and Directors as a group:

Name	Number of Shares(1)	Percent of Class

Brian J. Lipke (2)(3)	992,446	5.03%

Neil E. Lipke(2)(4)	820,978	4.16%

Eric R. Lipke(2)(5)	820,877	4.16%

Meredith A. Lipke (2)(6)	670,924	3.40%

Curtis W. Lipke(2)(7)	513,682	2.60%

Gerald S. Lippes 700 Guaranty Building 28 Church Street Buffalo, New York 14202-3950	24,455	*

William P. Montague 501 John James Audubon Parkway PO Box 810 Amherst, New York 14226-0810	14,455	*

Arthur A. Russ, Jr. (8) 3400 HSBC Center Buffalo, New York 14203	5,550	*

David N. Campbell(9) 281 Winter Street, Suite 310 Waltham, Massachusetts 02451	6,250	*

William J. Colombo 200 Industry Drive RIDC Park West Pittsburgh, PA 15275	0	*

Robert E. Sadler, Jr. One M & T Plaza, 19th Floor Buffalo, NY 14203	0	*
Walter T. Erazmus(2)(10)	26,969	*

Carl P. Spezio(2)(11)	56,985	*

Kenneth W. Matz(2)	11,125	*

Henning Kornbrekke(2)	5,000	*

All Directors and Executive Officers as a Group (11 persons)(12)	1,134,227	5.75%

Columbia Wanger Asset Management, L.P.(13)	2,211,000	11.20%

T. Rowe Price Associates, Inc.(14)	1,947,051	9.86%

Franklin Advisers, Inc.(15)	1,378,500	6.98%

Merrill Lynch & Co., Inc.(16)	1,302,002	6.60%

Royce & Associates, LLC(17)	1,222,950	6.20%

Kennedy Capital Management, Inc.(18)	1,108,878	5.62%

_________________________________
*Less than 1%.

(1)

Unless otherwise indicated in the footnotes, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law.

(2)	The address of each of the executive officers and of Meredith A. Lipke, Neil E. Lipke, Curtis W. Lipke, and Eric R. Lipke is 3556 Lake Shore Road, P.O. Box 2028, Buffalo, New York 14219-0228.
(3)

Includes (i) 700,907 shares of Common Stock held by two trusts for the benefit of Brian J. Lipke, (ii) 12,945 shares of Common Stock held by trusts for the benefit of the daughters of Brian J. Lipke, (iii) 3,480 shares of Common Stock held in a custodial account for the benefit of a daughter of Brian J. Lipke, (iv) 25,000 shares of Common Stock issuable under currently exercisable options pursuant to our Non-Qualified Stock Option Plan, (v) 62,500 shares of Common Stock issuable under currently exercisable options granted to Brian J. Lipke pursuant to the Original Incentive Stock Option Plan, (vi) 3,353 shares of Common Stock allocated to Brian J. Lipke's self-directed account under our 40l(k) Retirement Savings Plan and (vii) 119,696 shares of Common Stock, representing Brian J. Lipke's pecuniary interest in Rush Creek Investment Co., L.P. Rush Creek owns 603,000 shares of Common Stock as to which Brian J. Lipke disclaims beneficial ownership, except to the extent of his pecuniary interest. Excludes (i) 61,085 shares of Common Stock held by the Trust U/W of Kenneth E. Lipke f/b/o Patricia K. Lipke, as to which Brian J. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (ii) 1,990,015 shares of Common Stock held by trusts for the benefit of each of Neil E. Lipke, Curtis W. Lipke, Eric R. Lipke and Meredith A. Lipke, as to each of which Brian J. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (iii) 30,000 shares of Common Stock held by a trust for the benefit of Meredith A. Lipke, as to which Brian J. Lipke serves as one of five trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (iv) 5,605 shares of Common Stock held by a trust for the benefit of the daughter of Meredith A. Lipke, as to which Brian J. Lipke serves as one of four trustees and shares voting and investment power and as to which he disclaims beneficial ownership and (v) 12,500 shares of Common Stock held by trusts for the benefit of the children of Eric R. Lipke, as to which Brian J. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership.

(4)

Includes (i) 620,527 shares of Common Stock held by a trust for the benefit of Neil E. Lipke, and (ii) 119,696 shares of Common Stock, representing Neil E. Lipke's pecuniary interest in Rush Creek. Rush Creek owns 603,000 shares of Common Stock as to which Neil E. Lipke disclaims beneficial ownership, except to the extent of his pecuniary interest. Excludes (i) 60,880 shares of Common Stock held by a trust for the benefit of Brian J. Lipke and 30,000 shares of Common Stock held by a trust for the benefit of Meredith A. Lipke, as to each of which Neil E. Lipke serves as one of five trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (ii) 12,945 shares of Common Stock held by trusts for the benefit of the daughters of Brian J. Lipke, as to which Neil E. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership and (iii) 12,500 shares of Common Stock held by trusts for the benefit of the children of Eric R. Lipke, as to which Neil E. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership.

(5)

Includes (i) 582,526 shares of Common Stock held by a trust for the benefit of Eric R. Lipke, (ii) 12,500 shares of Common Stock held by trusts for the benefit of the children of Eric R. Lipke, (iii) 3,360 shares of Common Stock held in custodial accounts for the benefit of the children of Eric R. Lipke, and (iv) 119,696 shares of Common Stock, representing Eric R. Lipke's pecuniary interest in Rush Creek. Rush Creek owns 603,000 shares of Common Stock as to which Eric R. Lipke disclaims beneficial ownership, except to the extent of his pecuniary interest. Excludes (i) 640,027 shares of Common Stock held by a trust for the benefit of Brian J. Lipke, as to which Eric R. Lipke serves as one of three trustees and shares voting and investment power and as to which Eric R. Lipke disclaims beneficial ownership, (ii) 60,880 shares of Common Stock held by a trust for the benefit of Brian J. Lipke and 30,000 shares of Common Stock held by a trust for the benefit of Meredith A. Lipke, as to each of which Eric R. Lipke serves as one of five trustees and shares voting and investment power and as to which he disclaims beneficial ownership and (iii) 12,945 shares of Common Stock held by trusts for the benefit of the children of Brian J. Lipke, as to which Eric R. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership.

(6)

Includes (i) 525,061 shares of Common Stock held by three trusts for the benefit of Meredith A. Lipke, (ii) 2,500 shares of Common Stock issuable under currently exercisable options granted to Meredith A. Lipke pursuant to our Non-Qualified Stock Option Plan, (iii) 5,000 shares of Common Stock issuable under currently exercisable options granted to Meredith A. Lipke pursuant to the Original Incentive Stock Option Plan, (iv) 5,325 shares of Common Stock held in a custodial account for the benefit of the daughter of Meredith A. Lipke pursuant to the New York Uniform Gift to Minors Act, (v) 5,605 shares of Common Stock held by a trust for the benefit of the daughter of Meredith A. Lipke, (vi) 632 shares of Common Stock allocated to Meredith A. Lipke's self-directed account under our 401(k) Retirement Savings Plan and (vii) 119,696 shares of Common Stock, representing Meredith A. Lipke's pecuniary interest in Rush Creek. Rush Creek owns 603,000 shares of Common Stock as to which Meredith A. Lipke disclaims beneficial ownership, except to the extent of her pecuniary interest. Excludes 60,880 shares of Common Stock held by a trust for the benefit of Brian J. Lipke, as to which Meredith A. Lipke serves as one of five trustees and shares voting and investment power and as to which she disclaims beneficial ownership.

(7)

Includes (i) 355,981 shares of Common Stock held by a trust for the benefit of Curtis W. Lipke and (ii) 125,651 shares of Common Stock, representing Curtis W. Lipke's pecuniary interest in Rush Creek. Rush Creek owns 603,000 shares of Common Stock as to which Curtis W. Lipke disclaims beneficial ownership, except to the extent of his pecuniary interest. Excludes (i) 60,880 shares of Common Stock held by a trust for the benefit of Brian J. Lipke and 30,000 shares of Common Stock held by a trust for the benefit of Meredith A. Lipke, as to each of which Curtis W. Lipke serves as one of five trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (ii) 5,605 shares of Common Stock held by a trust for the benefit of the daughter of Meredith A. Lipke, as to which Curtis W. Lipke serves as one of four trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (iii) 12,945 shares of Common Stock held by trusts for the benefit of the children of Brian J. Lipke, as to which Curtis W. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership and (iv) 12,500 shares of Common Stock held by trusts for the benefit of the children of Eric R. Lipke, as to which Curtis W. Lipke serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership.

(8)

Includes (i) an aggregate of 1,300 shares of Common Stock held by three trusts for the benefit of Mr. Russ' children as to each of which Mr. Russ serves as a trustee. Excludes an aggregate of (i) 2,630,042 shares of Common Stock owned by trusts for the benefit of each of Brian J. Lipke, Neil E. Lipke, Curtis W. Lipke, Eric R. Lipke and Meredith A. Lipke, as to each of which Mr. Russ serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership, (ii) 61,085 shares of Common Stock held by the Kenneth E. Lipke Trust, as to which Mr. Russ serves as one of three trustees and shares voting and investment power and as to which he disclaims beneficial ownership, and (iii) 596,970 shares of Common Stock held by Rush Creek as to which Mr. Russ serves as trustee of the sole limited partner and as to which he disclaims beneficial ownership.

(9)

Includes (i) 2,500 shares of Common Stock held by an Individual Retirement Account for the benefit of Mr. Campbell and (ii) 1,500 shares of Common Stock held by the Campbell Foundation of which Mr. Campbell serves as a trustee.

(10)

Based on information provided on Form 4 filed with the Securities and Exchange Commission on August 17, 2004.  Mr. Erazmus is no longer an executive officer of the Company and no longer is subject to the reporting requirements of Section 16 of the Securities and Exchange Act of 1934, as amended. Includes 573 shares of Common Stock allocated to Mr. Erazmus' self-directed account under our 401(k) Retirement Savings Plan.

(11)

Includes (i) 30,000 shares of Common Stock issuable under currently exercisable options granted to Mr. Spezio under our Original Incentive Stock Option Plan and (ii) 3,735 shares of Common Stock allocated to Mr. Spezio's self-directed account under our 401(k) Retirement Savings Plan.

(12)

Includes options to purchase an aggregate of 247,500 shares of Common Stock issuable to certain of our executive officers under our Original Incentive Stock Option Plan and an aggregate of 27,500 shares of Common Stock issuable to certain of our executive officers and directors under our Non-Qualified Stock Option Plan, all of which are exercisable within 60 days. Excludes an aggregate of (i) 1,990,015 shares of Common Stock owned by trusts for the benefit of each of Neil E. Lipke, Curtis W. Lipke, Eric R. Lipke and Meredith A. Lipke, as to each of which Arthur A. Russ and Brian J. Lipke serve as two of the three trustees and shares voting and investment power and as to which beneficial ownership, (ii) 61,085 shares of Common Stock held by the Kenneth E. Lipke Trust, as to which Arthur A. Russ and Brian J. Lipke serve as two of the three trustees and shares voting and investment power and as to which they disclaim beneficial ownership, and (iii) 477,274 shares of Common Stock held by Rush Creek as to which Mr. Russ serves as trustee of the sole limited partner and as to which he disclaims beneficial ownership.

(13)

Based on information set forth in a statement on Schedule 13F filed with the Securities and Exchange Commission in August 2004 and available on NASDAQ.com by Columbia Wanger Asset Management, L.P. on behalf of itself, its affiliate, WAM Acquisition GP, Inc. and Liberty Acorn Trust.

(14)	Based on information set forth in a statement on Schedule 13F filed with the Securities and Exchange Commission in August 2004 and available on NASDAQ.com by T. Rowe Price Associates, Inc.
(15)

Based on information set forth in a statement on Schedule 13F filed with the Securities and Exchange Commission in August 2004 and available on NASDAQ.com by Franklin Resources, Inc. on behalf of itself and its affiliates, Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc.

(16)

Based on information set forth in a statement on Schedule 13F filed with the Securities and Exchange Commission in August 2004 and available on NASDAQ.com by Merrill Lynch & Co., Inc. on behalf of Merrill Lynch Investment Managers.

(17)	Based on information set forth in a statement on Schedule 13F filed with the Securities and Exchange Commission in August 2004 and available on NASDAQ.com by Royce & Associates, LLC.
(18)	Based on information set forth in a statement on Schedule 13F filed with the Securities and Exchange Commission in August 2004 and available on NASDAQ.com by Kennedy Capital Management, Inc.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO.  Such written request should be directed to Gibraltar Steel Corporation, 3556 Lake Shore Road, PO Box 2028, Buffalo, New York 14219-0228, Attention: John E. Flint. Each such request must set forth a good faith representation that, as of September 3, 2004, the person making the request was a beneficial owner of securities entitled to vote at the Special Meeting of Stockholders.

 STOCKHOLDERS' PROPOSALS

Proposals of stockholders intended to be presented at the 2005 Annual Meeting must be received by the Company by December 6, 2004 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

The accompanying Notice and this Proxy Statement are sent by order of the Board of Directors.

JOHN E. FLINT
Secretary
Dated: September 23, 2004

________________________________________________________________________

STOCKHOLDERS ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING. A STOCKHOLDER MAY NEVERTHELESS VOTE IN PERSON IF HE OR SHE DOES ATTEND.

PROXY

GIBRALTAR STEEL CORPORATION
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 26, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints BRIAN J. LIPKE, HENNING KORNBREKKE and JOHN E. FLINT and each or any of them, attorneys and proxies, with full power of substitution, to vote at the Special Meeting of Stockholders of GIBRALTAR STEEL CORPORATION (the "Company") to be held at the Company's offices at 3556 Lake Shore Road, Buffalo, New York, on October 26, 2004 at 2:00 p.m., local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matter and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

1.         PROPOSAL TO APPROVE THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY IN ORDER TO CHANGE THE COMPANY'S NAME TO GIBRALTAR INDUSTRIES, INC.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE REGARDING PROPOSAL 1, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AMENDMENT.

Dated: ________, 2004

______________________________________________
Signature

______________________________________________
Signature if held jointly

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign a partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

EXHIBIT

PROPOSED FORM OF

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

GIBRALTAR STEEL CORPORATION

            Gibraltar Steel Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

            FIRST:             That the Board of Directors of said corporation at a meeting held on August 19, 2004,the minutes of which are filed with the minutes of the Board of Directors, a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation was adopted:

RESOLVED, that, it is in the best interest of the Company that the Certificate of Incorporation of the Company be amended by changing Article First thereof so that, as amended, Article First read as follows:

"First:   The name of the Corporation (the "Corporation") is: Gibraltar Industries, Inc."

            SECOND:       That a meeting was held and a vote of stockholders was taken on October 26, 2004, and said amendment was approved.

            THIRD:            That the aforesaid amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

              IN WITNESS WHEREOF, said Gibraltar Steel Corporation has caused this certificate to be signed by __________, its _________, this ____ day of _______, 2004.

                                                GIBRALTAR STEEL CORPORATION

                                                ________________________________
                                                Name:
                                                Title: